Exhibit 10.5(a)

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

United Contract No. 165824-1

February 13, 2004

Amendment No. 1 to

United Express® Agreement

between

United Air Lines, Inc.

and

Republic Airline, Inc.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 1 TO

UNITED EXPRESS® AGREEMENT

This Amendment No. 1 (the “Amendment”) dated February 13, 2004, amends the United Express® Agreement, dated as of February 9, 2004 (the “Agreement”), between UNITED AIR LINES, INC. (“United”), and Republic Airline, Inc. (“Contractor”).

WHEREAS, United and Contractor entered into the Agreement; and

WHEREAS, United and Contractor seek to amend the Agreement as and to the extent provided herein;

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Defined Terms.  All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

2.                                      Call Option.  Section XVI.I.2 of the Agreement shall be deleted and replaced with the following:

2.                                       The Call Option shall be governed and limited by the following:

a.                                       The Call Option shall apply to any or all regional jet aircraft operated by Contractor as United Express pursuant to the terms of this Agreement at the time of the event or events described in Article XVI.I.1 above, provided that if United exercises the Call Option for less than all of such regional jet aircraft, it shall not exercise such Call Option for at least [*] such aircraft which are to be selected by United.

b.                                      United shall deliver notice of its election to exercise the Call Option no later than 45 days following the date of notice of termination of this Agreement.

c.                                       Within [*] business days following its receipt of a notice by United of its notice of termination, Contractor shall provide United with: (i) copies of documentation relating to interests to be assumed by United or retired at United’s expense as a result of an aircraft lease assignment, sublease or purchase; (ii) lease rates and other financial information relevant to the assignment, sublease or purchase; and (iii) the identity of and contact information for all parties with an interest in said aircraft.

d.                                      [Intentionally Omitted.]

e.                                       In the event United exercises its Call Option (i) with respect to aircraft that are owned by Contractor or an affiliate of Contractor, Contractor or such affiliate shall sell the aircraft to United for the purchase price set forth in paragraph f below, and (ii) with respect to aircraft that are leased by Contractor, (A) if the leases to such aircraft may be assigned to United, United shall assume the leases with respect to such aircraft, and (B) if the leases to such aircraft may not be assigned to United or a consent required cannot be obtained, United shall sublease such aircraft from Contractor pursuant to a sublease with terms and conditions that are the same for the remaining term as they are in the lease under which Contractor leases the

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aircraft.  The effective date of any such sale, lease, or sublease shall occur promptly after United’s election to exercise the Call Option but no later than [*] days after the notice.

f.                                         In the event of a sale of an aircraft under paragraph e(i) above, the purchase price for the aircraft shall be [*].

g.                                      In the event of a lease assumption under sub paragraph e(ii)(A) above, Contractor shall be entitled to either a full release from all liabilities and obligations under such lease other than obligations relating to periods prior to the date of assignment to United or United shall indemnify the Contractor from liabilities and obligations  arising after the date of assignment. Contractor shall indemnify United from all liabilities and obligations arising prior to the date of the assignment.

h.                                      In the event of either a lease assumption under  paragraph e(ii)(A) above or a sublease under paragraph e(ii)(B) above United will indemnify Contractor against all liabilities arising from and after such assignment or sublease as the case may be. Contractor shall indemnify United from all liabilities and obligations arising prior to the date of the assignment or sublease, as the case may be.  United shall also attempt to obtain a termination of all guarantees and return to Contractor (or reimburse) all applicable deposits, letters of credit, or other collateral, but such release shall not include (and instead Contractor shall assign to the extent assignable to United without further compensation, and if not assignable, Contractor shall subrogate its rights regarding any such deposits or reserves held by or subject to the security interest of third parties to United or otherwise put United in the same position as if such rights were assignable) any deposits or reserves held by or subject to the security interest of third parties related to the maintenance or operation of the aircraft (including the airframe, any engine, any landing gear, or other component or part).  United shall assume all obligations of Contractor with respect to such lease or sublease as of the date of assignment or sublease and adjustments shall be made between the parties for advance or arrears payment of rent.  Such adjustment shall be the difference between:  (i) the cash amount of rent actually paid under the lease during its entire term as of the time of the assignment, and (ii) the total rent due during the entire term of the lease times the percentage of the number of days since the beginning of the lease to the total number of days in the entire term of the lease.  In the event that United and the Contractor working together are unable to obtain a release, for the benefit of Contractor, then United shall indemnify Contractor from and against all losses and liabilities of any kind arising from and after such assignment or sublease in the same manner contemplated above.

i.                                          Following a notice of termination from United, provided that Contractor does not operate the aircraft in a manner that is prohibited under the terms of this Agreement, United shall continue to pay aircraft ownership costs as provided in Section VIII.A.8 hereof in respect of all aircraft subject to United’s exercise of its Call Option until (a) in the event United exercises its Call Option, the effective date of the sale, lease or sublease of the respective aircraft as provided herein, or (b) in the event that United does not exercise its Call Option, the date of expiration of its Call Option, the date of United’s written notice providing United’s early release of its rights to such Call Option, or the date of United’s revocation of its exercise of the Call Option as provided under paragraph f, in each case with respect to any particular aircraft.

j.                                          For each aircraft that United acquires pursuant to the Call Option, United will purchase from the Contractor and take delivery of a mutually-selected, proportional share of Contractor’s spare engines, rotable and expendable spare parts, and tools, owned by Contractor to support the operation of the aircraft type.  The aggregate proportional share of Contractor’s

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spare engines, spare parts and tools shall be determined as the number of aircraft acquired by United as a percentage of the Contractor’s fleet, by aircraft type.  Spare parts, spare engines and tools will be purchased by United at fair market value in “as is where is” condition with fair market value determined in the manner provided in paragraph f above.

k.                                       In the event United exercises its Call Option with respect to any aircraft as to which Contractor has prepaid rent under the terms of any lease or financing agreement, United shall reimburse Contractor for all prepaid rent to the extent not previously included in the aircraft ownership costs previously paid by United or otherwise.

3.                                      Miscellaneous.

A.                                   This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter and will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.

B.                                     This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single instrument.

C.                                     Except as expressly amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Agreement to be entered into and signed as of the day and year first above written.

REPUBLIC AIRLINE, INC.		UNITED AIR LINES, INC.

By:	/s/ Bryan K. Bedford	By:	/s/ Gregory T. Taylor
Name: Bryan K. Bedford		Name: Gregory T. Taylor
Title: Chief Executive Officer		Title: Senior Vice President Planning